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                                    AMENDED
                                   SCHEDULE A
                                     TO THE
                            TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                               WASATCH FUNDS, INC.
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.




                                 NAMES OF FUNDS

Micro Cap Fund
Small Cap Growth Fund
Ultra Growth Fund
Core Growth Fund
Wasatch-Hoisington U.S. Treasury Fund
Small Cap Value Fund
Global Technology Fund


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                                   SCHEDULE C
                                     TO THE
                            TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                               WASATCH FUNDS, INC.
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.




                                      FEES

SERVICES

The following fees are charged for standard shareholder services:

BASE FEES

o    Open account fee (per year)
     o    No load equity and non-daily accrual fixed income funds                      $8.50
          o    Additional for 12b-1 fee                                                $0.75
          o    Additional for front-end load                                           $1.50
          o    Additional for CDSC or back-end load                                    $2.00
          o    Additional for redemption fee                                           $0.75
     o    Money market and daily accrual fixed income funds                           $11.00
          o    Additional for 12b-1 fee                                                $0.75
          o    Additional for front-end load                                           $1.50
          o    Additional for CDSC or back-end load                                    $2.00
          o    Additional for redemption fee                                           $0.75
     o    Closed account fee (per year)                                                $3.00
     o    Monthly base (per fund)
          o    One to three funds in fund family                                      $1,500
          o    4 or more funds in fund family                                         $1,000
          o    Add for multiclass (per class)                                            25%

ACCOUNT MAINTENANCE FEES (PER OCCURRENCE)

o     New account set up                                                               $3.00
o     Financial transactions                                                           $1.50
o     Maintenance transactions                                                         $1.00
o     Research/correspondence                                                          $2.50
o     Transfer on death (TOD) set-up                                                   $7.50
o     Fund/SERV
      o   Initial set-up per fund family                                              $3,500
      o   Set-up fee per subsequent CUSIP                                             $1,000
      o   New account set-up                                                           $1.00
      o   Per transaction - no load fund                                               $0.25
      o   Per transaction - load fund                                                  $0.35

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

      o   Adjustments and rebills                                                      $2.50
      o   Fund/SERV direct charges                                                   at cost
o     Commission/SERV (per check)                                                      $0.25
o     ACH/AIP/SWP/automatic exchanges
      o   Set-up                                                                       $1.00
      o   Per transaction                                                              $0.25
o     Withholding per eligible account per year                                        $0.25
o     Account transcripts older than 2 years
      (may be charged to shareholders)                                                 $5.00
o     Locating lost shareholders                                                       $8.00
o     Postal clean up per account                                                      $3.00
o     Tax ID number solicitation                                                       $2.50

SHAREHOLDER SERVICING FEES

o     Telephone calls (per call)                                                       $2.50
o     Annual maintenance per omnibus account                                            $150

TAX AND RETIREMENT FEES

o     Retirement accounts (IRA/Roth/others)
      o     Annual maintenance per account (may be
            charged to shareholders)                                                  $12.50
      o     Account distribution (may be charged to shareholders)                     $12.50
o     IRA transfer/rollover                                                            $7.50

DOCUMENT SERVICES

o     Per statement, confirmation and check processing                                 $0.25
o     Per tax form processing                                                          $0.25
o     Per label printing for proxy or marketing purposes                               $0.10
o     Bulk mailings/insert handling charge
      o     1 insert                                                                   $0.06
      o     2 -- 3 inserts                                                             $0.08
      o     4 or more inserts                                                      as quoted
o     Production of ad hoc reports                                          starting at $100

SUNSTONE OFFERED MONEY MARKET EXCHANGE VEHICLES

o     One-time set up per money market fund used                                      $2,000
o     Monthly base fee per money market fund used                                       $650
o     Money market checkbooks                                                        at cost
o     Signature verification of check writing                                          $2.00

FORMS AND APPLICATIONS

o     Customized forms                                                             as quoted




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
SUNSTONE 4.NET(SM) SERVICES

o    Sunstone 4.netSM Adviser Services

     o   Set up fee (per location)                                                  $5,000
     o   Monthly maintenance (per fund family)                                        $500
o    Sunstone 4.net(SM) Shareholder Services
     o   Set up fee (per fund family)                                               $7,500
     o   Monthly maintenance
         o    Less than 5,000 total shareholder accounts                              $250
         o    5,000 to 25,000 total shareholder accounts                              $350
         o    25,001 to 50,000 total shareholder accounts                             $500
         o    over 50,000 total shareholder accounts                                  $750
o    Sunstone 4.NAV(SM) Services
     o   Set up fee (per fund family)                                               $2,000
     o   Monthly maintenance (per fund)                                               $150
o    Sunstone 4.email(SM) Services
     o   Set up fee (per fund family)                                               $3,000
     o   Monthly maintenance
         o    Less than 5,000 total accounts                                          $100
         o    5,000 to 25,000 total accounts                                          $200
         o    25,001 to 50,000 total accounts                                         $350
         o    over 50,000 accounts                                                    $500
     o   Undeliverable e-mail follow up (per occurrence)                             $5.00
     o   Processing (per e-mail sent)                                                $0.10

REPROCESSINGS DUE TO NAV ERRORS

This charge applies when shareholder transactions are required to be reprocessed as a result of NAV errors caused by the adviser or fund accountant unaffiliated with Sunstone. This charge is not a fund expense and is billed to the adviser.

o     Base fee (per occurrence, per day, per fund)                                        $750
o     Transaction fee                                                                    $1.00

FUND/SERV ACCESS

o     Use of Sunstone Fund/SERV membership (per fund/per year)
      o     First three funds in fund family                                               $2,000
      o     4 or more funds                                                                $1,000

CUSTOM PROGRAMMING

Additional fees at $150 per hour or quoted by project may apply for special programming to meet your servicing requirements or to create custom reports.

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OUT-OF-POCKET EXPENSES

DOCUMENT CHARGES

o    Copying charges (per page)                                                         $0.15
o    Facsimile charges (per fax)                                                        $1.25
o    Inventory and records storage                                                      $20.00/pallet

SUPPLIES AND SERVICES

o    Statement paper, check stock, envelopes, tax forms                                 at cost
o    Postage and express delivery charges                                               at cost
o    Tape/disk storage                                                                  at cost
o    Telephone and long distance                                                        at cost
o    P.O. box rental                                                                    at cost
o    Toll-free number                                                                   at cost

BANK CHARGES

o    Bank account service fees and any other bank charges                               at cost
o    Outgoing wire fee                                                                  varies by bank
o    Non-sufficient funds                                                               varies by bank
o    Stopped check on money market funds                                                $25.00


OPTIONAL SHAREHOLDER SERVICES

Certain premium services described on Exhibit B may be purchased on an as-needed basis. Fees for premium services will be based on Sunstone's current rate at the time services are purchased.

o    Average cost calculation per eligible account                                      $0.25
o    Dedicated representative monthly fee (monthly charges                              $5,762*
     to increase annually by a percentage equal to the then
     current consumer price index plus 3%)

     *Rate for calendar year 1999. To be increased as of 01/01/00 when applicable consumer price index information is available.



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